Exhibit 10.2

Form of Restricted Stock Agreement

Participants must review all documents related to this award online at www.benefitaccess.com as acknowledgement of acceptance of the terms set forth herein. If you do not review these documents within

6 months, the award will be terminated and you will not have any further right, title or interest in such award.

In addition, once you have acknowledged acceptance of these terms, the terms set forth herein will govern all your outstanding awards.

SRA INTERNATIONAL, INC.

Restricted Stock Agreement

Granted Under the SRA International, Inc. 2010 Incentive Plan

This Restricted Stock Agreement (the “Agreement”) is made on ________, 20xx (the “Grant Date”), between SRA International, Inc., a Delaware corporation (the “Company”), and _____________ (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Issuance of Shares.

(a) The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2010 Incentive Plan (the “Plan”), ______ shares (the “Shares”) of Class A Common Stock, $0.004 par value, of the Company (“Common Stock”). The Shares will be held by Morgan Stanley Smith Barney, administrator of the Plan, or any subsequent provider (the “Administrator”) in the name of the Participant for that number of Shares issued to the Participant.

(b) To receive the Shares, within six (6) months of the Grant Date (“Acceptance Date”), the Participant shall acknowledge such terms and vesting of such Shares by making an election through Administrator at www.benefitaccess.com, calling the Administrator directly at (703) 556-8180, or contacting any subsequent provider (the “Acceptance”). IF THE PARTICIPANT DOES NOT MAKE SUCH ELECTION BY THE ACCEPTANCE DATE, THE SHARES SHALL BE TERMINATED AND THE PARTICIPANT SHALL NOT HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN SUCH SHARES. IN ADDITION, ONCE YOU HAVE ACKNOWLEDGED ACCEPTANCE OF THESE TERMS, THE TERMS SET FORTH HEREIN WILL GOVERN ALL YOUR OUTSTANDING AWARDS.

(c) The Participant agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Vesting.

(a) Vesting Schedule. The Shares shall vest and become free from the forfeiture provisions in Section 2(b) hereof and become free from the transfer restrictions in Section 4 hereof as set forth below (each a “Vesting Date”):

Number of Vested Shares	Vesting Date
_____ shares	on ________, 20xx
_____ shares	on ________, 20xx
_____ shares	on ________, 20xx
_____ shares	on ________, 20xx
_____ shares	Total

(b) Vesting Is Dependent Upon Continued Employment.

(1) Except as otherwise provided in this Section 2, the specified Shares shall not vest on the vesting dates specified above unless the Participant, on such date, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), or any successor to the Company (an “Eligible Participant”). In the event the Participant ceases to be an Eligible Participant for any reason, with or without cause, except as set forth in the next sentence, then any Shares that are not then vested in accordance with Section 2(a) shall be forfeited immediately and automatically to the Company and the Participant shall have no further right, title or interest with respect to such Shares. The Shares that are forfeited will be cancelled and returned to the Company.

(2) Notwithstanding the foregoing, if the Participant dies or has a Disability (as defined below) and as a result is terminated by the Company prior to the final vesting date at a time when he or she is an Eligible Participant, then any remaining unvested Shares shall vest in full on the date of death or Disability. “Disability” means a physical or mental impairment which prevents the Participant from performing the essential functions of Participant’s position with or without reasonable accommodation for a total of six (6) calendar months and such condition is likely to continue for at least six (6) calendar months in the opinion of a certified medical doctor agreeable to both parties.

3. Payment of Taxes Upon Vesting.

(a) Upon any vesting of Shares pursuant to Section 2 hereof, the Company shall sell, or arrange for the sale of, such number of the Shares no longer subject to forfeiture under Section 2 as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the lapse of the forfeiture provisions (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations. Alternatively, the Company, in its sole discretion, may elect to instruct the Administrator to deliver to the Company such number of Shares as has a fair market value sufficient to satisfy such withholding obligations.

(b) The Participant hereby appoints the Company’s Chief Financial Officer as his attorney in fact to sell the Participant’s Shares in accordance with this Section 3. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Section 3.

(c) The Participant may, at any time, by providing notice to the Company and the Administrator, elect to revoke the provisions of Section 3(a), in which case upon any vesting of Shares occurring thereafter the Participant shall pay to the Company immediately upon such vesting, by cash or check, an amount sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the lapse of the forfeiture provisions (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income).

4. Restrictions on Transfer.

(a) The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, until such Shares have vested, except that the Participant may transfer such Shares after Acceptance to or for the benefit of any spouse, children, parents, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the forfeiture provisions contained in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(b) The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.

5. Restrictive Legends.

All Shares subject to this Agreement are subject to the following restriction, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate or book entry are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) set forth in the SRA International, Inc. 2010 Incentive Plan and a Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest). Release from such terms and conditions shall be made only in accordance with the provisions of such plan and such agreement, a copy of each of which is on file in the office of the Corporate Secretary of the corporation.”

6. Withholding Taxes; Section 83(b) Election.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the forfeiture provisions.

(b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and other tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(c) The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s to file timely the election under Section 83(b) of the Code, in the event that the Participant wishes to make the election.

UNLESS THE PARTICIPANT OTHERWISE NOTIFIES THE COMPANY IN WRITING, THE PARTICIPANT HAS ELECTED NOT TO FILE AN ELECTION UNDER SECTION 83(B) OF THE CODE WITH RESPECT TO THE ISSUANCE OF THE SHARES.

7. Adjustments for Capital Changes. The Plan contains provisions covering the treatment of restricted stock in a number of contingencies such as liquidation or dissolution, merger or consolidation, or exchange of all of the common stock of the Company. Provisions in the Plan for such adjustments are hereby made applicable hereunder and are incorporated herein by reference.

8. Rights as a Stockholder. Participant agrees that the right to vote any shares for which the restrictions on transfer as set in Section 4 hereof have not lapsed will be held by the Company.

9. Recoupment. To the extent required by law or any Company policy on clawback, recoupment, or reimbursement, as such policy may be amended from time to time, the Company may require the Participant to return to the Company any Shares granted hereunder

10. Transfers of Common Stock. For all transfers of Common Stock, the Participant is subject to the requirements of the SRA Insider Trading Policy (CO-POL-04) and applicable securities laws, including but not limited to, continued prohibition against any purchase or sale of Common Stock while in possession of material nonpublic information concerning the Company and against disclosure of material nonpublic information to others who might trade on the basis of that information.

11. Entire Agreement. The Shares are intended to conform in all respects with, and are subject to all applicable provisions of the Plan (which is incorporated herein by reference). In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement, with the exception of any written employment agreement, approved and executed by the Chairman of the Board of Directors or Chief Executive Officer, and to the extent the terms of this Agreement could be construed as doing so, the terms of such employment agreement shall control and are incorporated herein by reference.

12. Miscellaneous.

(a) No Rights of Continued Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by satisfaction of the performance conditions and continuing service as an employee, officer, director, consultant or adviser at the will of the Company (not through the act of being hired or engaged or being granted the Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder, the vesting schedule set forth herein and this Agreement do not constitute an express or implied promise of continued engagement as an employee, officer, director, consultant or adviser for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company or the Compensation Committee thereof.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(e) Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, or by electronic mail, to the addresses as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at 4350 Fair Lakes Court, Fairfax, VA 22033 Attention: Stock Plan Administrator, or electronically to StockPlanAdministrator@sra.com. Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address or to the electronic mail address then on file with the Stock Plan Administrator.

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(h) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(i) Interpretation. The Board of Directors or the Compensation and Personnel Committee shall have the right to resolve all questions which may arise in connection with the Shares. Any interpretation, determination or other action made or taken by the Compensation and Personnel Committee or the Board of Directors regarding the Shares, the Plan, or this Agreement shall be final, binding and conclusive.

(j) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has received and read a copy of the Plan; (iii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iv) understands the terms and consequences of this Agreement; and (v) is fully aware of the legal and binding effect of this Agreement.

(k) Delivery of Certificates. Subject to Section 3, the Participant may request that the Company or the Administrator deliver the Shares in certificated form with respect to any Shares that have vested and ceased to be subject to forfeiture pursuant to Section 2.

(l) No Deferral. Notwithstanding anything herein to the contrary, neither the Company nor the Participant may defer the delivery of the Shares.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SRA INTERNATIONAL, INC.

Dated: ________, 20xx	By:
Ernst Volgenau
Chairman